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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                        Date of Report January 16, 2001
                                       ----------------

                           FARMERS NATIONAL BANC CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             OHIO                     2-80339               34-1371693
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)  (COMMISSION FILE NUMBER)  IDENTIFICATION NUMBER)


                              20 SOUTH BROAD STREET
                               CANFIELD, OH 44406
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  (330)533-3341
               (REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE)


                                    COPY TO:

                               CHARLES D. NIEHAUS
                           BISCHOFF, KENNEY & NIEHAUS
                               5630 N. MAIN STREET
                              SYLVANIA, OHIO 43560
                   (419) 882-0594; E-MAIL: CNIEHAUS@BKNLAW.COM

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Item 5. Other Events
         Farmers National Banc Corp. (the "Company") acquired Security Financial Corp. through consummation of a merger on November 30, 2000. Following the acquisition, the Company owned two (2) subsidiary banks, those being Farmers National Bank of Canfield, Canfield, Ohio and Security Dollar Bank, Niles Ohio. On December 31, 2000 the Company merged Security Dollar Bank with and into Farmers National Bank of Canfield, resulting in Farmers National Bank of Canfield being the only subsidiary bank of the Company.

         Farmers National Bank of Canfield will operate the facilities of the former Security Dollar Bank under the name "Security Dollar Bank" until such time as all signage, documentation relating to operations of the former bank and general operations can be amended or converted to Farmers National Bank of Canfield. The amendment and conversion of the signage, documentation and operations is anticipated to be complete on or about March 31, 2001, at which time all operations of Farmers National Bank of Canfield will be operated under its name.



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                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FARMERS NATIONAL BANC CORP.


Dated:   January 16, 2001                By:    /s/ Frank L. Paden
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                                         Frank L. Paden, President and Secretary